EXHIBIT 24.2

                        CONSENT OF KPMG PEAT MARWICK LLP





                      [Letterhead of KPMG Peat Marwick LLP]



To the Board of Directors
Commercial Net Lease Realty, Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                    /s/KPMG Peat Marwick

Orlando, Florida
September 12, 1996